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                                                                      EXHIBIT 32

                                 AMERALIA, INC.

Certification pursuant to 18 U.S.C. Section 1350
Principal Executive Officer

         The quarterly report on Form 10-QSB for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.



April 9, 2004



  /s/ Bill H Gunn
---------------------------
Bill H. Gunn
Chief Executive Officer
Principal Executive Officer


Certification pursuant to 18 U.S.C. Section 1350
Principal Financial Officer


         The quarterly report on Form 10-QSB for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.



April 9, 2004



  /s/ Robert van Mourik
------------------------------
Robert C.J. van Mourik
Executive Vice President & CFO
Principal Financial Officer


This certification accompanies this quarterly report on Form 10-QSB of AmerAlia, Inc. for the quarter ended December 31, 2003. A signed original of this written statement required by Section 906 has been provided to AmerAlia and will be retained by AmerAlia and furnished to the SEC or its staff upon request.